Exhibit 4.13

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential.***

DEBT ASSIGNMENT AGREEMENT

THIS DEBT ASSIGNMENT AGREEMENT (the “Agreement”) is made and entered into as of November 6, 2025 by and among:

(1)	Pintec Technology Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”);
(2)	Romantic Park Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Transferee”);
(3)	The debtor(s) in respect of the debts assigned to the Transferee listed in Schedule I attached hereto (individually and collectively, the “Debtor”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

(A)	As of the date hereof, certain debts, obligations, and contingent claims are owing to the Company by the debtors set out in Schedule II attached hereto (collectively, the “Debts”).
(B)	The Company, as the assignor, desires to assign, and the Transferee desires to acquire and accept the assignment of, all of the Company’s rights, title, interests, and claims in respect of the Debts.

AGREEMENT

NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the parties hereby agree as follows:

1.

The Company hereby assigns and transfers to the Transferee all of its rights, title, interests, and claims in and to the Debts, as set out in Schedule II and the Transferee hereby accepts such assignment and transfer, effective as of the date hereof, without any fees, costs or expenses to be paid by the Company in connection with such assignment of Debts.

2.

Each Debtor listed in Schedule I is hereby notified of and acknowledges the assignment of the Debts from the Company to the Transferee, and agrees to make all payments and perform all obligations in respect of the Debts directly to the Transferee from the date hereof.

3.

Upon the execution of this Agreement, the Transferee shall be deemed to replace the Company as the creditor in respect of the Debts and shall enjoy all rights, benefits, and remedies arising therefrom, as if it had been the original creditor thereof.

4.	Following the execution of this Agreement, the Company shall have no further rights, interests, obligations, or liabilities whatsoever in respect of the Debts,

and the Debts shall no longer have any connection with or recourse against the Company.

5.	This Agreement shall be governed by and interpreted and enforced in accordance with the laws of Hong Kong.
6.

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration then in force. The place of the arbitration shall be Hong Kong International Arbitration Centre and the language of the arbitration shall be Chinese. There shall be only one arbitrator.

7.	This Agreement shall come into force as of the date first written above, when signed by all the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

Pintec Technology Holdings Limited

By:	/s/ Zexiong Huang
Name: Zexiong Huang
Title: Authorized Signatory

Signature Page to the Debt Assignment Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

Romantic Park Holdings Limited

By:	/s/ Jun Dong
Name: Jun Dong
Title: Authorized Signatory

Signature Page to the Debt Assignment Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

Sky City Holdings Limited

By:	/s/ JiMan Myung
Name: JiMan Myung
Title: Authorized Signatory

Signature Page to the Debt Assignment Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

Sky City Hong Kong Limited

By:	/s/ JiMan Myung
Name: JiMan Myung
Title: Authorized Signatory

Signature Page to the Debt Assignment Agreement

LIST OF SCHEDULES

Schedule I	List of Debtors
Schedule II	Details of Debts

SCHEDULE I

LIST OF DEBTORS

Schedule I to the Debt Assignment Agreement

SCHEDULE II

DETAILS OF DEBTS

Schedule II to the Debt Assignment Agreement